SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 12, 2008

Date of Report
(Date of Earliest Event Reported)

 SONOSITE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

 (425) 951-1200
(Registrant's Telephone Number, Including Area Code)

 None
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 12, 2008, the Board of Directors appointed Bernard J. Pitz, 47, as Senior Vice President and Chief Financial Officer and Michael J. Schuh stepped down from the role of chief financial officer. Mr. Schuh remains with the Company as Vice President, Finance -- Business Processes, with his duties focused on driving greater operational efficiencies.

Mr. Pitz's career spans 26 years in global finance positions in the telecommunications, software, wireless technology and medical technology industries. Most recently, Mr. Pitz served as Vice President, Finance, CFO and Treasurer with Sybron Dental Specialties, Inc., a leading manufacturer of high technology dental, orthodontic, dental implant and infection prevention products and formerly listed on the New York Stock Exchange. Mr. Pitz joined Sybron in 2005 and continued there until 2006, when Danaher Corporation acquired Sybron.  From 2003 to 2005, Mr. Pitz served as Senior Vice President, Chief Financial Officer and Treasurer for Universal Electronics (Nasdaq:UEIC), a leading wireless technology developer. In this position, Mr. Pitz helped lead UEI through a period of significant financial growth while also directing the company's Sarbanes-Oxley compliance efforts.

Mr. Pitz will receive an annual salary of $360,000 and will be eligible for a target bonus of $270,000 under the company's 2008 Variable Incentive Plan, prorated from his start date of May 12. He will receive options to purchase 160,000 shares of common stock under the company's Amended and Restated 2005 Stock Incentive Plan, 25% of which will vest on the one-year anniversary of the grant date, with the balance vesting monthly over the subsequent 36-month period.  In the event of termination without Cause (as defined in his offer agreement), Mr. Pitz will receive one year's salary and an amount equal to the bonus of the previous fiscal year, plus one year of medical and dental benefits, subject to execution of a waiver and release acceptable to the Company.  In addition, he is a party to the company's Senior Management Employment Agreement, which provides certain severance benefits in the event of a change of control, and to an indemnification agreement, pursuant to which the company is required to advance fees and expenses incurred by a director or officer in defense of legal proceedings brought against him as a result of actions performed as an officer. The Company has described the material terms of each of these agreements in its proxy statement filed earlier this year.  Mr. Pitz is also eligible to receive group medical, dental and vision coverage, individualized life and disability insurance, and to participate in the company's 401(k) and ESPP plans.  He will also be reimbursed for his relocation expenses.  A copy of the employment letter is attached hereto as Exhibit 10.1 and a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this current report by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Employment letter between SonoSite, Inc. and Bernard J. Pitz, dated May 9, 2008.
99.1	SonoSite, Inc. press release issued May 12, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	May 12, 2008	By:	/s/ KEVIN M. GOODWIN

Kevin M. Goodwin President and CEO

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment letter between SonoSite, Inc. and Bernard J. Pitz, dated May 9, 2008.
99.1	SonoSite, Inc. press release issued May 12, 2008.